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                                                                     EXHIBIT 11

                STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

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                                                            DECEMBER 31,
                                                       ------------------------
                                                          1996         1995
                                                       -----------  -----------
PRIMARY EARNINGS PER SHARE
Net income:
  As reported........................................  $14,180,000  $10,913,000
Pro forma adjustments (unaudited):
  Pro forma provision for income taxes(a)............   (3,489,000)  (3,708,000)
                                                       -----------  -----------
    Pro forma net income.............................  $10,691,000  $ 7,205,000
                                                       -----------  -----------
Applicable common shares:
  Average outstanding common shares during the
   period............................................   13,539,568   11,354,705
  Outstanding stock options(b).......................      307,664          --
                                                       -----------  -----------
    Total primary weighted average number of common
     and common share equivalents outstanding........   13,847,232   11,354,705
                                                       -----------  -----------
Pro forma net income per common and common equivalent
 share...............................................  $      0.77  $      0.63
                                                       ===========  ===========
FULLY DILUTED EARNINGS PER SHARE:
Applicable common shares:
  Average outstanding common shares during the
   period............................................   13,539,568   11,354,705
  Outstanding stock options(b).......................      395,063          --
                                                       -----------  -----------
    Total fully diluted weighted average number of
     common and common share equivalents outstanding.   13,934,631   11,354,705
                                                       -----------  -----------
Pro forma net income per common and common equivalent
 share...............................................  $      0.77  $      0.63
                                                       ===========  ===========
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(a) Reflects the effect on historical operations data, assuming the combined
    Company had been treated as a C corporation rather than as individual limited partnerships and limited liability companies for federal income tax purposes.
(b) Based on the treasury stock method.